UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2007

PartnerRe Ltd.
(Exact Name of Registrant as specified in Charter)

Bermuda
(State or other Jurisdiction of Incorporation)

0-2253	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House 90 Pitts Bay Road Pembroke, Bermuda (Address of principal executive offices)	HM 08 (Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 16, 2007, the Second Amendment (the “Second Amendment”), dated April 18, 2007, to the Credit Agreement among PartnerRe Ltd. (the “Company”), various designated subsidiary borrowers and various lending institutions dated June 17, 2004, as amended and restated as of September 30, 2005, became effective.

The Second Amendment amends certain definitions contained in the Credit Agreement, and otherwise retains substantially the same terms and conditions as the preexisting agreement.  A copy of the Second Amendment is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

The Company is party to a loan agreement with Citibank N.A., a lender under the Credit Agreement. Some of the other parties to the Credit Agreement have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
10.1
Second Amendment, dated as of April 18, 2007, to Credit Agreement among the Company, designated subsidiary borrowers party thereto, designated lenders party thereto, and JPMorgan Chase Bank, N.A.. as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.

Date:	May 22, 2007	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Associate General Counsel